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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  June 30, 2000


                      ELECTRONIC TELE-COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                 Wisconsin           0-13981                       39-1357760
(State of incorporation)    (Commission file number) (IRS employer identification number)


       1915 MacArthur Road                Waukesha, Wisconsin                53188
       (Address of principal executive offices)                            (Zip code)

       Registrant's telephone number, including area code:       (262) 542-5600

                                       N/A
          (Former name or former address, if changed since last report)



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Item 4.  Changes in Registrant's Certifying Accountant.

On June 30, 2000, Ernst & Young LLP notified Electronic Tele-Communications, Inc. ("ETC" or the "Company") that it was resigning as its independent auditors, primarily due to the fact that the economics of the audit engagement were below the size targeted by Ernst & Young LLP. ETC will begin the process to obtain a new independent audit firm and expects to complete this process well before the end of the year. The proposed new independent audit firm will be recommended by ETC's Audit Committee and approved by its Board of Directors.

The reports of Ernst & Young, LLP on the Company's financial statements did not, for either of the past two years, contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two years ended December 31, 1999, and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the matter in their report.

ETC provided Ernst & Young LLP with a copy of the above disclosure and requested they furnish ETC a letter addressed to the Commission stating whether they agree with the above statements made by the Company in response to Item 304(a). A copy of that letter dated July 6, 2000 is filed as Exhibit 1 to this Form 8-K.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

             Exhibit 1    Letter from Ernst & Young LLP dated July 6, 2000
























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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ELECTRONIC TELE-COMMUNICATIONS, INC.





Date:  July 7, 2000                      /s/ Jeffrey M. Nigl
                                         --------------------------------------
                                         Jeffrey M. Nigl, Vice President,
                                         Treasurer and Chief Financial Officer


































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Exhibit 1



July 6, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 30, 2000, of Electronic Tele-Communications, Inc. and are in agreement with the statements contained therein, except that we have no basis to agree or disagree with the statements in the second and third sentences of the first paragraph.


         /s/ Ernst & Young LLP